Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statements on Form S-8 (Nos. 333-287520, 333-284615, 333-275433, 333-237869, 333-226393, and 333-152748) of ONEOK, Inc. of our report dated February 24, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in ONEOK, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma

September 10, 2026

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